     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 7, 1997.
                                                   REGISTRATION NO. 333____.


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                         MARKETING SERVICES GROUP, INC.
               (Exact name of Registrant as specified in charter)

              Nevada                                       88-0085608
   ------------------------------                      ----------------------
  (State or other jurisdiction of                        (I.R.S. Employer
   incorporation of organization)                      Identification Number)

       400 Corporate Pointe, Suite 780, Culver City, California 90230-7615
                    (Address of Principal Executive Offices)

              Marketing Services Group, Inc. 1991 Stock Option Plan
                                       And
                        An Executive Employment Agreement
                            (Full title of the Plans)

                                Scott A. Anderson
       400 Corporate Pointe, Suite 780, Culver City, California 90230-7615
                     (Name And Address Of Agent For Service)
                                 (310) 342-2800
          (Telephone number, including area code, of agent for service)

                                    COPY TO:
                Alan I. Annex, Esq., Camhy Karlinsky & Stein LLP
               1740 Broadway, 16th Floor, New York, NY 10019-4315


                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
Title of Securities    Amount to be      Proposed maximum offering    Proposed maximum aggregate   Amount of
to be registered       registered(1)     price per share(2)           offering price(2)            registration fee
---------------------------------------------------------------------------------------------------------------------
Common stock, $0.01
par value per share       3,991,562            $2.00 - $16.00                 $11,308,756              $3,426.90
---------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement covers (i) the remaining 2,991,562 shares authorized to be issued under the Marketing Services Group, Inc. 1991 Stock Option Plan (the "Plan") including options granted for 1,981,087 shares which are currently outstanding at exercise prices ranging from $2.00 per share to $16.00 per share and options for 1,010,475 shares which are available for grant, and (ii) 1,000,000 shares authorized to be issued under an Executive Employment Agreement.

(2) Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933, as amended. Pursuant to Rules 457(c) and (h) of the Securities Act, the proposed maximum offering price per Common Share subject to outstanding options ("Options") issued pursuant to the Plan has been calculated on the basis of the average exercise price of outstanding Options, and the proposed maximum offering price per Common Share available for grant under the Plan that are not subject to outstanding Options has been calculated on the basis of the average high and low price per Common Share, as reported by Nasdaq on July 2, 1997.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Introductory Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation Of Documents By Reference

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by Marketing Services Group, Inc., a Nevada Corporation, ("MSGI" or the "Company"), are incorporated herein by reference.

     (a) Annual report filed on Form 10-K for the fiscal year ended June 30, 1996, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ( the "Exchange Act").
     (b) Quarterly report on Form 10-QSB for the nine months ended March 31, 1997.
     (c) Quarterly report on Form 10-QSB for the six months ended December 31, 1996.
     (d) Quarterly report on Form 10-QSB for the three months ended September 30, 1996.
     (e) Current report on Form 8-K filed on July 2, 1997 regarding change of the Company's name.
     (f) Current report on Form 8-K filed on November 26, 1996 regarding recapitalization of the Company's capital stock.
     (g) Current report on Form 8-K filed on October 11, 1996 regarding the acquisition of Metro Services Group, Inc., as amended on November 1, 1996.
     (h) Current report on Form 8-K filed on August 29, 1996 regarding the sale of its undeveloped land in Laughlin, Nevada, for $952,000.
     (i) Report on Form 8-A filed on January 15, 1997 regarding registering the Company's Common Stock on the Boston Stock Exchange.
     (j) The description of MSGI's common stock, $0.01 par value per share (the "Common Stock"), which is contained in MSGI's registration statement filed under the Securities Act on Form SB-2 on October 17, 1996.

         In addition, all documents filed by MSGI with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

Item 4.  Description Of Securities

         Not applicable.

Item 5. Interests of Named Experts and Counsel

         The validity of the Common Stock offered hereby has been passed upon for the Company by Lionel Sawyer & Collins, Las Vegas, Nevada.

Item 6.  Indemnification Of Directors And Officers

         The Restated Articles provide that Directors and officers of the Company shall not be personally liable to the Company or its stockholders for damages for breach of fiduciary duty as a Director or officer, except for (i) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law or (ii) the payment of dividends in violation of the provisions of Chapter 78 of the NRS. The Restated Articles further provide that, if the NRS is amended to authorize corporate action further eliminating or limiting the personal liability of Directors and officers, then the liability of a Director or officer of the Company shall be eliminated or limited to the full extent permitted by the NRS. Any repeal or modification of all or any portion of the limitation on liability contained in the Restated Articles by the stockholders of the Company shall not adversely affect any right or protection of a Director or officer of the Company with respect to any acts or omissions occurring prior to the time of such repeal or modification.

         The By-Laws provide for indemnification of the officers and Directors of the Company, as the case may be, against any liability, cost or expense incurred by such Director or officer by reason of the fact that such person is or was a Director, officer, employee or agent of the Company, except to the extent that such indemnification is prohibited by Chapter 78 of the NRS.

         Section 78.751 of the NRS provides that a corporation may, and in certain cases, must, indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding (other than certain actions by, or in right of, the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, and, in the case of a non-derivative action, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person, in connection with the action, suit or proceeding, if, in either type of action, such person acted in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the corporation. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the corporation and that, with respect to any criminal action or proceeding, such person had reasonable cause to believe that such person's conduct was unlawful.

         Indemnification may not be made, in a derivative action, for any claim, issue or matter as to which such a person had been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, or for amounts paid in settlement to the corporation, unless, and only to the extent that, the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         The Company's By-Laws provide that the expenses of officers and Directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred, and in advance of the final disposition of the action, upon receipt of an undertaking by, or on behalf of, the Director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the corporation, unless ordered by a court or advanced (as described above), any indemnification must be made by the corporation, only as authorized in the specific case, upon a determination that the indemnification of the Director, officer, employee or agent is proper in the circumstances. The determination must be made either by the stockholders, or by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to the act, suit or proceeding. If a majority vote of a quorum consisting of Directors who were not parties to the act, suit or proceeding so orders, or if a quorum consisting of Directors who were not parties to the act, suit or proceeding cannot be obtained, the determination must be made by independent legal counsel in a written opinion.

         Insofar as indemnification for Directors, officers and controlling persons of the Company with respect to liabilities arising under the Securities Act may be granted pursuant to the provisions described above, or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.  Exemption From Registration Claimed

         Not applicable

Item 8.  Exhibits

         Exhibit No.
         -----------
             4.1    The Marketing Services Group, Inc. 1991 Stock Option Plan
             4.2    Executive Employment Agreement
             5.1    Opinion of Lionel Sawyer & Collins
            23.1 Consent of Lionel Sawyer & Collins (contained in the Opinion filed as Exhibit 5.1)
            23.2    Consent of Coopers & Lybrand, LLP

Item 9.  Undertakings

         1.  MSGI hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) That, for purposes of determining any liability under the Securities Act, each filing of MSGI's Annual report pursuant to
             Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of MSGI pursuant to the foregoing provisions, or otherwise, MSGI has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by MSGI of expenses incurred or paid by a director, officer or controlling person of MSGI in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, MSGI will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Culver City, State of California, on July 2, 1997.


                                                 MARKETING SERVICES GROUP, INC.


                                                 By: /s/ J. Jeremy Barbera
                                                   ----------------------------
                                                    J. JEREMY BARBERA
                                                    CHAIRMAN OF THE BOARD AND
                                                    CHIEF EXECUTIVE OFFICER


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 2, 1997.

            Signature                            Title
            ---------                            -----

   /s/ J. Jeremy Barbera       Chairman Of The Board And Chief Executive Officer
-----------------------------  (Principal Executive Officer)
   J. JEREMY BARBERA


     /s/ Scott Anderson        Chief Financial Officer (Principal Financial And
-----------------------------  Accounting Officer)
    SCOTT ANDERSON


    /s/ Alan I. Annex          Director
-----------------------------
    ALAN I. ANNEX


  /s/ S. James Coppersmith     Director
-----------------------------
  S. JAMES COPPERSMITH


     /s/ Seymour Jones         Director
-----------------------------
     SEYMOUR JONES


  /s/ C. Anthony Wainwright    Director
-----------------------------
  C. ANTHONY WAINWRIGHT

                                                                     Exhibit 4.1

                         MARKETING SERVICES GROUP, INC.
                      (FORMERLY, ALL-COMM MEDIA CORPORATION
               AND BRISTOL HOLDINGS, INC.) 1991 STOCK OPTION PLAN

         1. Purpose. The purpose of this Plan is to advance the interests of the Company by providing an additional incentive to attract and retain qualified and competent employees upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such employees.

         2. Definitions. As used herein, the following terms shall have the meaning indicated:

         (a) "Board" shall mean the Board of Directors of the Company.

         (b) "Committee" shall mean any committee of three (3) or more persons appointed by the Board, each of whom may be a 'disinterested person' within the meaning of former Rule 16b-3(d)(3) promulgated by the Staff of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, as such Rule was in effect prior to May 1, 1991. In the event the Board of Directors has not appointed such a Committee, the term "Committee" shall refer to the full Board of Directors.

         (c) "Company" shall mean Marketing Services Group, Inc. (formerly All-Comm Media Corporation and Bristol Holdings, Inc.), a Nevada corporation.

         (d) "Director" shall mean a member of the Board, or a member of the Board of Directors of any subsidiary of the Company, or any other company in which the Company holds a substantial ownership interest.

         (e) "Disability" or "Disabled" shall mean the inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which has lasted, or can be expected to last, for a period of not less than 12 months.

         (f) "Employee" shall mean (1) an employee, including an officer of the Company, any subsidiary of the Company, or any other company in which the Company holds a substantial ownership interest, or (2) any person providing consulting or similar services to the Company, any subsidiary of the Company, or any other company in which the company holds a substantial ownership interest.

         (g) "Fair Market Value" of a Share on any date of reference shall mean
(1) if the Shares are listed or admitted for trading on any United States national securities exchange, or are traded through the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the last reported sale price of the Shares on the last business day prior to the date in question, or if no such sale is made on such day, the average of the bid and asked prices for such day, as reported in any newspaper of general circulation, (2) if the Shares are not so listed, admitted to trading or traded, the average of the last bid and asked quotations for Shares as reported by NASDAQ (or, if not so reported by NASDAQ, as reported by the National Quotation Bureau, Inc.) on the last business day prior to the date in question, or (3) if the Shares are not so listed, admitted to trading or traded and bid and asked prices are not so reported, an amount, not less than book value, determined in such reasonable manner as may be prescribed by the Committee.

         (h) "Option" (when capitalized) shall mean any option granted under this Plan.

         (i) "Option Agreement" shall mean an agreement executed by the Company and an Employee evidencing an Option granted pursuant to the Plan.

         (j) "Optionee" shall mean a person to whom a stock option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

         (k) "Plan" shall mean this Marketing Services Group, Inc. (formerly, All-Comm Media Corporation and Bristol Holdings, Inc.) 1991 Stock Option Plan.

         (l) "Share(s)" shall mean a share or shares of the common stock, par value $0.01 per share, of the Company.

         3. Shares and Options.

         (a) The Company may grant from time to time Options to purchase an aggregate of up to two hundred and fifty thousand (250,000) Shares (adjusted for the one-for-four reverse stock split on August 22, 1995) from Shares held in the Company's treasury or from authorized and unissued Shares, plus an additional 600,000 Shares authorized by the Board of Directors on November 3, 1995, 600,000 authorized on September 26, 1996 and 1,700,000 authorized on May 27, 1997, pursuant to paragraph 3(c) herein, as an amendment to the Plan. In no event shall any Option granted hereunder be deemed to be an "incentive stock option" as defined in Section 422 of the Internal Revenue Code of 1986, as amended from time to time.

         (b) All Options granted pursuant to the Plan shall be treated as "outstanding" until they are exercised in full, terminate or expire, or until they are cancelled. If any Option shall terminate, expire or be cancelled as to any Shares, new Options may thereafter be granted covering such Shares.

         (c) Except as set forth in Section 13 hereof, the aggregate number of shares with respect to which Options may be granted shall be subject to change only by means of an amendment of the Plan duly adopted by the Board.

         4. Administration of the Plan.

         (a) The Plan shall be administered by the Committee. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee shall be filled by appointment by the Board.

         (b) Subject to the provisions of the Plan, the Committee shall have the authority, in its sole and absolute discretion, to:

             (i) construe and interpret the provisions of the Plan or of any Option or Option Agreement, adopt, amend and rescind all rules, regulations and procedures and otherwise make any determinations which it deems necessary or advisable for the administration of the Plan, such interpretations, rule making and determinations to be final, conclusive and binding on all persons having any interest therein;

             (ii) determine who shall be granted Options;

             (iii) determine the number of Shares with respect to which Options shall be granted and the exercise price per share of any Options granted; and

             (iv) subject to the terms of the Plan, specify the terms and conditions of any Options granted, including, without limitation, (A) prescribing the date or dates on which an Option becomes exercisable, (B) providing that an Option accrues or becomes exercisable in installments over a period of years or upon the attainment of stated goals, or both, and (C) relating an Option to the continued employment of the Optionee for a stated period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

         (c) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting, by the written approval of a majority of the members of the Committee.

         5. Eligibility For Grant Of Options.

         (a) All Employees and Directors shall be eligible to receive Options under the Plan. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

         (b) Notwithstanding subsection 5(a), the Committee may grant Options to a person not then in the employ of the Company, in order to induce such person to become employed by the Company, provided that the grant of Options to such person shall be conditioned upon such person becoming an Employee at, or prior to, the time of the execution of an Option Agreement evidencing such Options, and in no event shall any such person have any rights with respect to Options granted pursuant to the Plan prior to becoming an Employee.

         6. Grant Of Options.

         (a) Subject to the terms of the Plan, the Committee may from time to time grant Options with respect to the Shares covered by the Plan. In granting Options, the Committee shall take into consideration the contribution the person has made, or may make, to the success of the Company and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with, and receive recommendations from, officers and other personnel of the Company with regard to these matters.

         (b) Each Option granted pursuant to the Plan shall be evidenced by an Option Agreement in such form as the Committee shall from time to time approve, which agreement may contain any terms and conditions deemed necessary or desirable by the Committee, provided such terms and conditions are not inconsistent with this Plan or any applicable law.

         (c) The Options granted under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to employment with the Company. Neither the Plan, any Option granted under the Plan nor any Option Agreement shall confer upon any person any right to continuance of employment by the Company.

         7. Option Price. The Committee Shall Determine The Exercise Price Of all Options granted pursuant to the Plan in its sole discretion. The exercise price need not be equal to the Fair Market Value per Share on the date such Option is granted.

         8. Exercise Of Options.

         (a) An Option shall be deemed exercised when (i) the Company has received written notice of such exercise accordance with the terms of the Option, (ii) full payment of the aggregate exercise price of the Shares as to which the Option is exercised has been made, and (iii) arrangements which are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount which is necessary for the Company to withhold in accordance with applicable federal or state tax withholding requirements.

         (b) Unless further limited by the Committee in any Option, the exercise price of any shares purchased shall be paid in cash, by certified or cashier's check, by money order, with Shares (provided that at the time of exercise the Committee, in its sole discretion, does not prohibit the exercise of Options through the delivery of already-owned Shares) or by a combination of the above; provided, however, that the Committee, in its sole discretion, may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of Shares surrendered shall be their Fair Market Value. The Company, in its sole discretion, may lend money to an Optionee, guarantee a loan to an Optionee or otherwise assist an Optionee to obtain the cash necessary to exercise all or a portion of an Option granted hereunder or to pay any tax liability of the Optionee attributable to such exercise.

         9. Exercisability Of Options. Any Option Shall Become Exercisable In such amounts, at such intervals and upon such terms and conditions as the Committee shall provide in the Option Agreement executed with respect to such Option, except as otherwise provided in this Section 9.

         (a) The expiration date of an Option shall be determined by the Committee at the time of grant, but in no event shall an Option be exercisable after the expiration of ten (10) years from the date of grant of the Option.

         (b) Unless otherwise provided in any Option Agreement, each outstanding Option shall become immediately and fully exercisable (i) if there occurs any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan), which has the result that shareholders of the Company immediately before such transaction cease to own at least 51% of the voting stock of the Company or of any entity which results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any form of corporate transaction; (ii) if the shareholders of the Company shall approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or (iii) if the shareholders of the Company shall approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

         (c) The Committee may, in its sole discretion, accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

         (d) The Committee, in its sole discretion, by giving written notice ("cancellation notice") to all Optionees may cancel, effective upon the date of the consummation of any corporate transaction described in Subsections 9(b)(ii) and (iii) hereof, any Option which remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after shareholder approval of such corporate transaction.

         10. Termination Of Employment.

         (a) Unless otherwise determined by the Committee at the time of grant, an Optionee who ceases to be an Employee or Director for any reason (including layoff) other than death, Disability or termination by the Company for cause, may exercise not later than three (3) months after the date of such termination of employment (but not later than the originally prescribed expiration date) any Option granted to such Optionee, but only to the extent that the right to exercise any such Option has accrued on such date.

         (b) An Optionee whose employment is terminated by the Company for "cause", or who is found to have engaged in conduct which would constitute "cause", shall forthwith upon such termination or determination cease to have any right to exercise any Option. For purposes of this Section 10, "cause" shall be deemed to include (but shall not be limited to) employment in any capacity with a competitor of the Company, commission of a felony, dishonesty with respect to the Company, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information or conduct substantially prejudicial to the business of the Company. The determination of the Committee as to the existence of cause shall be conclusive on the Optionee and the Company.

         11.  Disability.

         (a) Unless otherwise determined by the Committee at the time of grant, an Optionee who ceases to be an Employee or Director by reason of a Disability may exercise not later than one (1) year after the date that the Optionee became Disabled (but not later than the originally prescribed expiration date) any Option granted to such Optionee, but only to the extent that the right to exercise any Option has accrued on the date such Optionee becomes Disabled (notwithstanding that the Optionee might have been able to exercise any such Option as to some or all of the Shares covered thereby on a later date if the Optionee had not become Disabled).

         (b) The Committee shall make the determination both of whether a Disability has occurred and the date thereof. If requested, the Optionee shall be examined by a physician selected or approved by the Committee, the cost of which examination shall be paid for by the Company.

         12. Death. In The Event That An Optionee Ceases To Be An Employee Or Director by reason of such Optionee's death, such Optionee's survivors may exercise not later than one (1) year after the date of death of such Optionee (but not later than the originally prescribed expiration date) any Option granted to such Optionee, but only to the extent that the right to exercise and such Option has accrued on the date of the Optionee's death (notwithstanding that the decedent might have been able to exercise any such Option as to some or all of the Shares covered thereby on a later date if the Optionee were alive and had continued to be an Employee or Director).

         13. Adjustment Of Shares.

         (a) In the event that the outstanding Shares of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, change in par value, stock split-up, combination of shares or dividend payable in capital stock, or the like; (i) appropriate adjustment shall be made in the maximum number and kind of shares with respect to which Options may be granted under the Plan, so that the same percentage of the Company's issued and outstanding capital stock shall continue to be subject to the grant of Options under the Plan; and (ii) appropriate adjustment to prevent dilution or enlargement of the rights granted to or available for Optionees shall be made in the number and kind of shares and in the exercise price per Share with respect to outstanding Options.

         (b) Except as otherwise expressly provided herein, the issuance by the Company of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Options then subject to outstanding Options granted under the Plan or the exercise prices of such Options.

         (c) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issuance by the Company of debt securities, or preferred or preference stock which would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         14. Transferability And Assignability Of Options. An Option Shall Not Be Transferable By The Optionee otherwise than by will or the laws of descent and distribution. So long as an Optionee lives, only such Optionee or his guardian or legal representative shall have the right to exercise the Option. An Option shall not be assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge or hypothecation, or the levy of any attachment or similar process, shall render the Option subject thereto null and void.

         15. Issuance Of Shares. As A Condition Of Any Sale Or Issuance Of Shares Upon Exercise Of Any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any federal or state securities law or regulation including, but not limited to, the following: (a) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and (b) a representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any law or regulation deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

         16. Rights As A Shareholder. No Optionee To Whom An Option Has Been Granted Shall Have Any Rights As A shareholder with respect to any Shares covered by such Option except as to such Shares as shall have been issued to and registered in the Company's share register in the name of such Optionee upon the due exercise of the Option.

         17. Interpretation.

         (a) If any provision of the Plan should be held invalid for any reason, such holding shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.

         (b) This Plan shall be governed by, and construed and interpreted in accordance with, the laws of the State of Nevada.

         18. Amendment Of The Plan Or Options. The Board May From Time To Time Amend The Plan Or Any Option; provided, however, that except to the extent provided in Section 9, no amendment of the Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee.

         19. Termination Of The Plan. The Plan Shall Terminate On The Tenth Anniversary Of Its Adoption By The Board. The Plan may be terminated at an earlier date provided, however, that any such earlier termination shall not affect any Options granted or Option Agreements executed prior to the effective date of such termination.

         20. Effective Date. This Plan Shall Become Effective As Of The Date Of Its Adoption By The Board.

                            SUMMARY PLAN DESCRIPTION


                         MARKETING SERVICES, GROUP, INC.
        (FORMERLY ALL-COMM MEDIA CORPORATION, FORMERLY SPORTS-TECH, INC.,
                      AND FORMERLY BRISTOL HOLDINGS, INC.)

                             1991 STOCK OPTION PLAN


         No person has been authorized to give any information or to make any representation in connection with this offering, other than those contained in this Summary. If given or made, such representations must not be relied upon as having been authorized by Marketing Services Group, Inc.. This Summary shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

         This Summary is qualified in its entirety by reference to the provisions of the Marketing Services Group, Inc. (formerly, Bristol Holdings, Inc.) 1991 Stock Option Plan, a copy of which is attached hereto and made a part hereof as Exhibit A.

         The date of this Summary is June 30, 1997.

                       ----------------------------------

                                  INTRODUCTION

             This Summary relates to shares of Common Stock, par value $.01 per share (the "Common Stock") of Marketing Services Group, Inc., a Nevada corporation, which was formerly known as All-Comm Media Corporation, Sports-Tech, Inc. and Bristol Holdings, Inc. (the "Company"), which are issuable in connection with awards of stock options ("Options") granted or to be granted by the Company pursuant to the Bristol Holdings, Inc. 1991 Stock Option Plan (the "Plan").

             THIS SUMMARY INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS, AND OTHER DOCUMENTS DISTRIBUTED TO SHAREHOLDERS, ARE AVAILABLE UPON REQUEST FROM MARKETING SERVICES GROUP, INC., 400 CORPORATE POINTE, SUITE 780, CULVER CITY, CALIFORNIA 90230 (TELEPHONE: 310/342-2800)


                       ISSUER AND PARTICIPATING EMPLOYERS

             Shares of Common Stock are offered hereby to eligible employees, directors and consultants of the Company, any subsidiary of the Company and any other companies in which the Company holds a substantial ownership interest.

                    ADDITIONAL INFORMATION ABOUT THE COMPANY
         The principal executive offices of the Company are located at:
                         400 Corporate Pointe, Suite 780
                       Culver City, California 90230-7615
                             Telephone: 310/342-2800


                                PLAN DESCRIPTION

             The following is a summary of the material provisions of the Plan. The Plan provides for the grant of nonqualified stock options ("Nonqualified Options") and does not provide for the issuance of "incentive stock options", as defined in Section 422 of the Code ("Incentive Options"). Nonqualified Options are Options which are not entitled to special tax treatment afforded Incentive Options under Section 422 of the Code.

General

         The primary purpose of the Plan is to attract and retain capable executives and employees by offering such persons a greater personal interest in the Company's business through stock ownership. The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Company had reserved 250,000 shares of Common Stock for issuance under the Plan. The Plan was amended by the Board of Directors on November 3, 1995, September 26, 1996 and May 27, 1997 to increase by 600,000, 600,000 and 1,700,000, respectively, the number of shares authorized for issuance under option grants.

Administration

         The Plan is administered by a committee, appointed by the Board of Directors (the "Committee"). The Committee determines, among other things, the persons to be granted Options, the number of shares subject to each option, and the exercise price of the Options granted. The Committee may interpret the Plan and may prescribe, amend and rescind its rules and regulations. The current members of the Committee are all of the current directors of the Company.

All current Committee members are members of the Board of Directors and shareholders of the Company and are entitled to receive Options under the Plan as described under "Eligibility" below.

Eligibility

         Officers, directors, employees and consultants to the Company, its subsidiaries and other companies in which the Company owns an substantial ownership interest ("Eligible Employees"), are eligible to be granted options under the Plan. However, because participation is solely at the discretion of the Committee, no Eligible Employee has a right to be selected for participation in the Plan.

Option Price

         The Committee will determine the term and exercise price of each Option and the manner in which it may be exercised. The Committee is authorized under the Plan to grant Options with an exercise price less than the fair market value of the shares covered by the Option on the date of grant. Under the Plan, there is no maximum or minimum number of shares that may be covered by Options granted to a single person.

Duration And Exercise Of Options

         Any Options will be exercisable in such amounts, at such intervals and upon such terms and conditions as the Committee provides. Options granted under the Plan are exercisable until the earlier of (i) a date set by the Committee at the time of grant, or (ii) ten years from their respective dates of grant. Unless otherwise provided in any option agreement, each outstanding Option will become immediately exercisable if there occurs any transaction or series of transactions which results in the shareholders of the Company immediately before such transaction(s) owning less than 51% of the voting stock of the Company or any successor company, or if the shareholders shall approve a plan of merger, consolidate, reorganization, liquidation or dissolution in which the Company does not survive, or a plan for the sale, lease, exchange or other disposition of all or substantially all of the property or assets of the Company. The Committee, in its sole discretion, by giving written notice to all Optionees, may cancel, effective upon the date of the consummation of any such transaction, any Option that remains unexercised on the effective date of such transaction. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after shareholder approval of such transaction. In addition, the Committee may, for any reason, accelerate the date on which any Option may be exercised and may accelerate the vesting of any shares subject to any Option or previously acquired by the exercise of any Option.

         In no event may any Option granted under the Plan be exercised subsequent to the expiration date of the Option.

Termination Of Employment

         Unless otherwise determined by the Committee at the time of grant, an Optionee who ceased to be an eligible participant in the Plan by reason of any event (including layoff) other than death, disability or termination by the Company for cause, may exercise within three(3) months after the date of such event (but not later than the originally prescribed expiration date) any Option granted to such Optionee, but only to the extent that the right to exercise any such Option has accrued as of the date of such event. An Optionee whose employment is terminated by the Company for "cause", or who is found to have engaged in conduct which would constitute cause, shall forthwith upon such termination or determination cease to have any right to exercise any Option. The determination of the Committee as to the existence of cause shall be conclusive on the Optionee and the Company.

         Unless otherwise determined by the Committee at the time of grant, if an Optionee ceases to be an employee by reason of disability or such Optionee's death, the Optionee, or such Optionee's survivors, may exercise within a period of one (1) year after the date that the Optionee became disabled or died (but not later than the originally prescribed expiration date) any option granted to such Optionee, but only to the extent that the right to exercise any such option has accrued on the date such Optionee became disabled or died. The Committee shall make the determination both as to whether a disability has occurred and the date thereof.

Nontransferability

         No award of Options, or any right or interest therein, may be assigned or transferred except by will or the laws of descent and distribution. During the lifetime of an option holder, Options are exercisable only by the Option Holder or his guardian or legal representative.

Adjustments Relating To Shares

         The number and price of shares of Common Stock subject to Options will be adjusted for certain stock splits or consolidations, or for other capital adjustments or payment of stock dividends affecting the Company's capital structure. Any adjustment shall be conclusively determined by the Committee.

No Shareholder Rights

date a certificate is issued to him for such shares.

Payment For Shares

         Unless further limited by the Committee in any Option, payment for shares to be acquired through Options may be paid in cash, by certified cashier's check, by money order, surrender of Common Stock, or a combination of the foregoing.

Termination And Amendment

         No Options may be granted under the Plan after the tenth anniversary of its adoption. Subject to certain limitations, the Plan may be terminated or amended at any time or from time to time by the Board.

No Additional Employment Rights

         The adoption of the Plan does not confer upon any employee of the Company any right to continued employment with the Company, nor does it interfere in any way with the right of the Company to terminate the employment of any employee at any time.

Option Agreements

         Options granted under the Plan are evidenced by written agreements incorporating the provisions of the Plan. Option agreements may set forth additional terms and conditions not inconsistent with the provisions of the Plan.

Withholding Of Taxes

         No later than the date as of which an amount first may be included in the gross income of an Optionee for federal income tax purposes with respect to the exercise of an Option, Optionee will be required to pay the Company, or make arrangements satisfactory to the Committee, regarding the payment of any federal, state or local taxes of any kind required by law or the Company to be withheld with respect to such amount. Procedures and permissible methods for satisfying withholding obligations may be set forth in Option Agreements between the Company and an Optionee, and/or in tax withholding procedures adopted by the Committee. The obligations of the Company under the Plan are conditional on an Optionee's compliance with withholding requirements. The Company, to the extent permitted by law, will have the right to deduct any such taxes from any payment otherwise due to the Optionee.

Additional Information

       Additional information about the Plan, the Board and the Committee may be obtained from:

                         MARKETING SERVICES GROUP, INC.
                         400 Corporate Pointe, Suite 780
                       Culver City, California 90230-7615
                                 (310) 342-2800

                 RESALE OF SHARES ACQUIRED PURSUANT TO THE PLAN

         Officers and directors of the Company or owners of 10% or more of the Common Stock of the Company or those otherwise deemed, under applicable rules and regulations of the Commission, to be in a position to control the Company may re-offer or resell shares acquired pursuant to the Plan only in connection with a separate registration statement which has been declared effective under the Securities Act, an amendment to the Registration Statement, or pursuant to an available exemption under the Securities Act, including the exemption provided by Rule 144, or any successor provisions thereunder (hereinafter referred to as "Rule 144"), subject to certain limitations set forth in Rule 144 but without regard to the two-year holding period provided for under Rule 144. The Company has no obligation to file or have declared effective any registration statement in connection with the resale of any securities acquired pursuant to the Plan. Employees of the Company who acquire shares of Common Stock pursuant to the Plan should consult with the Company to ascertain whether or not their position within the Company requires compliance with the resale restrictions described above.


              FEDERAL INCOME TAX CONSEQUENCES AND OTHER INFORMATION

         The following is a brief discussion of the Federal income tax consequences of transactions under the Plan, based on the Internal Revenue Code of 1986 (the "Code"). The Plan is not qualified under Section 401(a) of the Code. This discussion is not intended to be exhaustive and does not describe state or local tax consequences. None of the Company, the Board, the Committee or any member of any of the foregoing has any liability or responsibility to pay, or reimburse any optionee for the payment of, any tax arising out of, or on account of, the issuance of an Option or Options under the Plan to any Optionee, an Optionee's exercise of any Option issued under the Plan or an Optionee's sale, transfer or other disposition of any shares acquired pursuant to the exercise of an Option issued under the Plan.

         Because there is no "readily ascertainable fair market value" for the Options on the date of grant, as defined in Treasury Regulations, an Optionee will not realize any income, nor will the company be entitled to any deduction, in the year of grant. An Optionee will generally realize ordinary income at the time the shares are transferred to him pursuant to his exercise of any Option or, if later, the time the shares transferred to him are substantially vested. Accordingly, the Optionee will generally realize ordinary income when the shares of Common Stock subject to the Option are transferred to him. The amount of income recognized by the Optionee is the difference between the exercise price and the fair market value of the Common Stock at the time of exercise.

         The Optionee's basis in the shares received upon exercise of an Option is the fair market value of the shares at the time of the taxable event. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the Optionee is considered to realize ordinary income under the rules described above provided that it satisfied its income tax withholding obligation.

         When an Optionee disposes of shares acquired upon exercise of an Option, any amount received in excess of the Optionee's basis in the shares (as described above) will be treated as long-term or short-term capital gain. If the amount received is less than the Optionee's basis, the loss will be treated as long-term or short-term capital loss, which may be aggregated with other capital losses and, subject to certain limitations, may be used to reduce the amount of the Optionee's ordinary income subject to taxation. Long-term capital gain or loss would arise from the sale of Common Stock held for more than one year from the date it is acquired pursuant to the exercise of an Option. Short-term capital gain or loss would arise from the disposition of Common Stock so held for one year or less. The Company receives no further deduction as a result of the realization by an Optionee of any capital gain or loss as described in this paragraph.

Special Rules Applicable To Corporate Insiders

         For exercises of Nonqualified Options occurring on or after May 1, 1991, as a result of new rules under Section 16(b) of the Exchange Act, "insiders" (such as directors, certain officers and principal shareholders), as with non-insiders, will generally be taxed immediately upon the exercise of an Option grant to the date of exercise, and the general tax rules discussed above will apply to insiders as well as non-insiders.

Special Rules Applicable To Nonresident Aliens

         In general, Optionees who are nonresident aliens for income tax purposes and whose services are performed outside the United States will not be subject to federal income tax upon the grant, vesting, or exercise of Options under the Plan. However, if a proportion of the nonresident alien's Optionee's compensation income earned during the vesting or deferral period applicable to an Option was subject to federal income tax (e.g., because the Optionee rendered services both within and without the United States during that period and there was no applicable treaty exemption), then that proportion of the Optionee's income from exercise of the Option would be subject to federal income tax (in accordance with the rules discussed above).

         THE DISCUSSION ABOVE IS INTENDED ONLY AS A SUMMARY AND DOES NOT PURPORT TO BE A COMPLETE DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO RECIPIENTS OF OPTIONS UNDER THE PLAN. AMONG OTHER ITEMS, SUCH DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES UNDER THE LAWS OF ANY STATE, LOCALITY OR FOREIGN JURISDICTION, OR ANY TAX TREATIES OR CONVENTIONS BETWEEN THE UNITED STATES AND FOREIGN JURISDICTIONS. SUCH DISCUSSION IS BASED UPON CURRENT LAW AND INTERPRETATION AUTHORITIES WHICH ARE SUBJECT TO CHANGE AT ANY TIME. IT IS STRONGLY URGED THAT INDIVIDUALS CONSULT WITH THEIR TAX ADVISORS CONCERNING THE TAX CONSEQUENCES OF RECEIPT AND EXERCISE OF OPTIONS AND RELATED TRANSACTIONS WITH RESPECT TO THEIR PERSONAL TAX CIRCUMSTANCES.